Filed Pursuant to 424(b)(5)
Registration No. 333-193176

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 11, 2014)

FOR UP TO 2,462,442 SHARES OF COMMON STOCK OF EMPIRE RESORTS, INC.

ISSUABLE UPON THE EXERCISE OF SUBSCRIPTION RIGHTS

Empire Resorts, Inc. is granting at no charge to the holders of our common stock, par value $0.01 per share, and Series B Preferred Stock, par value $0.01 per share, non-transferable subscription rights to purchase one share of our common stock at a subscription price of $6.25 per share. Each holder will receive one subscription right for each 15 shares of common stock owned, or into which the Series B Preferred Stock was convertible, on March 31, 2014. Each subscription right will entitle its holder to purchase one share of our common stock at the subscription price.

The purpose of this rights offering is to raise equity capital in a cost-effective manner that allows current holders to participate. The net proceeds will be used for the expenses relating to the development of the Project and Casino Project and maintaining our on-going operations and facilities in support of our pursuit of a destination gaming resort license. Please see “Use of Proceeds” in the accompanying prospectus. We expect the total gross proceeds of this rights offering to be approximately $15,390,000 assuming full participation.

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription rights or the oversubscription rights. However, Kien Huat Realty III Limited (“Kien Huat”), our largest stockholder, has indicated it intends to exercise in full its basic subscription rights granted in this rights offering. Other than Kien Huat’s indication of intent, there is no certainty that any shares will be purchased pursuant to the rights offering.

The subscription rights will be granted and exercisable beginning on or about April 2, 2014. The subscription rights will expire and will have no value if they are not exercised prior to 5:00 p.m., New York City time, on April 30, 2014, the expected expiration date of this rights offering. We, in our sole discretion, may extend the period for exercising the subscription rights. We may choose to extend the rights offering if we decide that changes in the market price of our common stock warrant an extension or if we decide that the degree of participation in the rights offering by holders of the subscription rights is less than the level we desire.

You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable once they are exercised and shall continue to be irrevocable in the event that the rights offering is extended. Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. Holders who do not participate in the rights offering will continue to own the same number of shares. Holders who do not subscribe for the greatest number of shares permitted in the rights offering will own a smaller percentage of the total shares of common stock outstanding if and to the extent other holders fully exercise their basic and oversubscription rights. Rights that are not exercised by the expiration date will expire and have no value. The subscription rights may not be sold or transferred except to affiliates of the recipient and to the estate of the recipient upon their death.

Our common stock is listed on the Nasdaq Global Market under the symbol “NYNY,” and the shares of common stock issued pursuant to this rights offering will also be listed on the Nasdaq Global Market under the same symbol. On April 1, 2014, the last reported sale price of our common stock was $7.15 per share.

We reserve the right to cancel the rights offering at any time before the expiration of the rights offering, for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest. Continental Stock Transfer & Trust Company will serve as the subscription agent in the rights offering.

There is no minimum number of shares that we must sell in order to complete the rights offering. If you exercise your basic subscription rights in full, you may also exercise an oversubscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this oversubscription right. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.

Our principal executive office is located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box, 5013, Monticello, New York 12701. Our telephone number at that address is (845) 807-0001. Our website is located at www.empireresorts.com.

	Per Share(1)	Aggregate(2)
Subscription Price	$6.25	$15,390,265
Estimated Expenses	$0.081	$200,000
Net Proceeds to Us	$6.169	$15,190,265

(1)	The estimated per share expense calculations above are an approximation.
(2)	Assumes the offering is fully subscribed.

Investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 14 of this prospectus supplement before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 2, 2014.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, we may sell any combination of common stock, preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units in one or more offerings from time to time. This prospectus supplement describes the specific details regarding the sale of common stock issuable upon exercise of the rights granted in this rights offering, including the price, the aggregate number of shares of common stock that may be purchased by exercise of the rights and the risks of investing in our common stock. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the subscription rights, our common stock and other information you should know before exercising your subscription rights.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference herein or therein, respectively — the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Please see “Information Incorporated by Reference” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC. We have not authorized anyone to provide you with additional, different or inconsistent information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, the information in the accompanying prospectus is accurate only as of the date set forth therein, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, the certificates representing the subscription rights or any exercise, sale or transfer of those subscription rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

As used in this prospectus supplement, “Empire Resorts”, “Company”, “we”, “our” and “us” refer to Empire Resorts, Inc., unless stated otherwise or the context requires otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, we make “forward-looking statements”, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the words “may”, “would”, “could”, “likely”, “estimate”, “intend”, “plan”, “continue”, “believe”, “expect” or “anticipate” and similar words as well as our development and expansion plans, objectives or expectations and our liquidity projections. These forward-looking statements generally relate to our plans, objectives, prospects, and expectations for future operations and results and are based upon what we consider to be reasonable future estimates. Although we believe that our plans, objectives, prospects and expectations reflected in, or suggested by, such forward-looking statements are reasonable at the present time, we may not achieve or we may modify them from time to time. Furthermore, there is no assurance that any positive trends suggested or referred to in such statements will continue. You should read this prospectus supplement thoroughly with the understanding that actual future results, performance or achievements may be materially different from those expressed or implied by these forward-looking statements as a result of future developments, including the factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and the sections of our Annual Report on Form 10-K for the year ended December 31, 2013 captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We do not plan to update forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides an overview of certain information about us and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference. You should read this entire prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities.

Our Company

Empire Resorts, Inc. was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Through our wholly owned subsidiary, Monticello Raceway Management, Inc. (“MRMI”), we currently own and operate Monticello Casino and Raceway, a 45,000 square foot video gaming machine (“VGM”) and harness horseracing facility located in Monticello, New York, 90 miles northwest of New York City. Monticello Casino and Raceway operates 1,110 VGMs, which includes 1,090 video lottery terminals and 20 electronic table game positions. VGMs are similar to slot machines, but they are connected to a central system and report financial information to the central system. We also generate racing revenues through pari-mutuel wagering on the running of live harness horse races, the import simulcasting of harness and thoroughbred horse races from racetracks across the country and internationally, and the export simulcasting of our races to offsite pari-mutuel wagering facilities.

In December 2012, MRMI entered into a master development agreement (the “MDA”) with EPT Concord II, LLC (“EPT”) to develop 1,500 acres located at the site of the former Concord Resort in Sullivan County, New York (the “EPT Property”), which is owned by EPT and EPR Concord II, LP, each a wholly-owned subsidiary of EPR Properties Trust (“EPR”). The parties envision developing a comprehensive resort destination that will provide year-round indoor and outdoor activities, including hotels, spas, salons, entertainment, dining, retail, golf, high tech meeting and convention spaces and casino gaming (the “Project”). The initial phase of the Project contemplates the development of a casino and hotel by MRMI (the “Casino Project”). Over the past three years, the Company has expended substantial energy on designing the Casino Project and, in conjunction with EPR, working with local and state agencies and officials to obtain the necessary permits and approvals to begin construction. The Company intends to apply for a destination gaming resort license, which is described in more detail below, which would allow the Casino Project to include a full-scale casino. The development of the Project and the Casino Project is contingent upon various conditions, including obtaining all necessary governmental approvals, as described in the MDA, and the Company’s ability to obtain necessary financing.

Our common stock is traded in the Nasdaq Global Market under the symbol “NYNY.”

Our principal executive office is located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. Our telephone number at that address is (845) 807-0001. Our website is located at www.empireresorts.com. Information contained on our website does not constitute a part of this prospectus supplement.

The Rights Offering

The following summary describes the principal terms of the rights offering, but it is not intended to be a complete description of the offering. Please see “The Rights Offering” for a more detailed description of the terms and conditions of the distribution of rights and the offering of our common stock.

Rights Granted	We will grant to each holder of record of our common stock and Series B Preferred Stock on March 31, 2014, the record date, at no charge, one non-transferable subscription right for each 15 shares of our common stock owned, or into which the Series B Preferred Stock was convertible, on the record date. The rights will be evidenced by non-transferable subscription rights certificates. As of the date hereof, an aggregate of 36,924,685 shares of our common stock were outstanding and our Series B Preferred Stock was convertible into 11,950 shares of common stock. If and to the extent that our stockholders exercise their right to purchase our common stock, we will issue up to 2,462,442 shares and receive gross proceeds of up to approximately $15,390,000 in the rights offering. In that case, we will have approximately 39,387,127 shares of common stock outstanding after the rights offering (which amount does not include 11,950 shares of our common stock issuable upon conversion of our Series B Preferred Stock).

Basic Subscription Rights	Each subscription right entitles the holder to purchase one share of our common stock for $6.25 per share, the subscription price, which shall be paid in cash. After the expiration date, the subscription rights will expire and have no value. We will not issue subscription rights to acquire fractional shares, but rather will round down the aggregate number of shares for which you may subscribe to the nearest whole share.

Oversubscription Rights	If you fully exercise your basic subscription right and other holders of subscription rights do not fully exercise their basic subscription rights, the oversubscription right entitles you to purchase additional shares of our common stock up to the number of shares you purchased under your basic subscription right at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all oversubscription right exercises by holders thereof, the available shares will be distributed proportionately among stockholders who exercised their oversubscription rights based on the number of shares each stockholder subscribed for under its basic subscription rights. The subscription agent will return any excess payments by mail without interest or deduction as soon as practicable after the expiration of the subscription period.

Subscription Price	$6.25 per share, which shall be paid in cash. In order to be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Record Date	March 31, 2014.

Expiration Date	5:00 p.m., New York City time, on April 30, 2014, subject to extension or earlier termination. Subscription rights shall be irrevocable once they are exercised and shall continue to be irrevocable in the event the rights offering is extended.

Non-Transferability of Rights	The subscription rights are not transferable, other than to affiliates (i.e. entities which control the recipient or are controlled by or under common control with the recipient) of the recipient or a transfer of rights to the estate of the recipient upon the death of such recipient.

No Revocation	Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke, change or cancel your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $6.25 per share.

Amendment, Extension and Termination	We may extend the expiration date at any time after the record date. Subscription rights shall be irrevocable once they are exercised and shall continue to be irrevocable in the event that the rights offering is extended. We may also amend or modify the terms of the rights offering at any time prior to the expiration date, including if we extend the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason. In the event the rights offering is terminated, then the subscription agent will return all subscription funds without interest or deduction to those persons who exercised their subscription rights.

Procedure for Exercising Rights	If you are a record holder of common stock or Series B Preferred Stock and you wish to exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, Continental Stock Transfer & Trust Company, together with full payment for all the subscription rights you elect to exercise under your basic subscription right and oversubscription right prior to the expiration of the rights offering. You may deliver such subscription documents and payments by mail or commercial carrier. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures under “The Rights Offering—Guaranteed Delivery Procedures.”

If you hold our common stock in “street name” through a broker, custodian bank or other nominee, you will not receive an actual subscription rights certificate. We will ask your broker, custodian bank or other nominees to notify you of the rights offering. As described in this prospectus supplement, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. You should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner’s Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Payment Adjustments	If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription rights exercised and permitted, the subscription agent will return to you the excess funds without interest or a deduction therefrom.

How Foreign Stockholders Can Exercise Rights	The subscription agent will not mail this prospectus supplement or the rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value. Please see “The Rights Offering—Foreign Stockholders.”

Possible Restrictions on Exercise by Stockholders Residing in Certain States	We will not issue shares to any stockholder who is required to obtain prior clearance or approval from, or submit a notice to, any state or federal regulatory authority to acquire, own or control such shares if we determine that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.

Material United States Federal Income Tax Consequences	A holder will not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, please see “Material United States Federal Income Tax Consequences”. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Issuance of Our Common Stock	If you purchase shares through the rights offering, we will issue the underlying shares to you as soon as practicable after the completion of the rights offering.

No Recommendations to Rights Holders	An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus supplement. Neither we nor our Board of Directors is making any recommendation regarding whether you should exercise your subscription rights.

Use of Proceeds	The net proceeds will be used for the expenses relating to the development of the Project and Casino Project and maintaining our on-going operations and facilities in support of our pursuit of a destination gaming resort license. Please see “Use of Proceeds” in the accompanying prospectus.

Subscription Agent	Continental Stock Transfer & Trust Company

Information Agent	Morrow & Co., LLC

Risk Factors	Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 14 of this prospectus supplement and beginning on page 4 of the accompanying prospectus, and all other information appearing elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing of Common Stock	Our common stock trades on the Nasdaq Global Market under the symbol “NYNY,” and the shares to be issued in connection with this rights offering will also be listed on the Nasdaq Global Market under the same symbol.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus supplement and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business.

What is a rights offering?

A rights offering is an opportunity for you to purchase additional shares of common stock at a fixed price and in an amount at least proportional to your existing interest in the Company, enabling you to maintain or possibly increase your current percentage ownership of the Company.

Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?

The purpose of the rights offering is to raise equity capital in a cost-effective manner that allows all stockholders to participate. The net proceeds will be used for the expenses relating to the development of the Project and Casino Project and maintaining our on-going operations and facilities in support of our pursuit of a destination gaming resort license. Please see “Use of Proceeds” in the accompanying prospectus.

Am I required to exercise all of the rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to participate in the oversubscription right.

What is the basic subscription right?

Each subscription right evidences a right to purchase one share of our common stock at a subscription price of $6.25 per share. You will receive one basic subscription right for each 15 shares of common stock you own, or into which your Series B Preferred Stock was convertible, on March 31, 2014.

In order to properly exercise your basic subscription right, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder related to your basic subscription right prior to the expiration of the rights offering. If you hold your shares of common stock in street name through a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or “DTC,” then DTC will issue to your nominee a number of subscription rights to which you are entitled for each share of our common stock you own on the record date.

What is the oversubscription right?

The oversubscription right provides stockholders that exercise their basic subscription rights in full the opportunity to purchase the shares that are not purchased by other stockholders. If you fully exercise your basic subscription right and other holders of subscription rights do not fully exercise their basic subscription rights, the oversubscription right entitles you to purchase additional shares of our common stock up to the number of shares you purchased under your basic subscription right at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercise their oversubscription right based on the number of shares each rights holder subscribed for under the basic subscription right. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

In order to properly exercise your oversubscription right, you must deliver the subscription payment related to your oversubscription right prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you under the oversubscription right (i.e., the same number of shares, and the same aggregate subscription price, paid for the full exercise of your basic subscription right). Please see “The Rights Offering—The Subscription Rights—Over-Subscription Right.”

Who will receive subscription rights?

Holders of our common stock and Series B Preferred Stock will receive one non-transferable subscription right for each 15 shares of common stock owned, or into which our Series B Preferred Stock was convertible, as of March 31, 2014, the record date.

How many shares may I purchase if I exercise my subscription rights?

You will receive one non-transferable subscription right for each 15 shares of our common stock that you owned, or into which your Series B Preferred Stock was convertible, as of March 31, 2014, the record date. Each subscription right evidences a right to purchase one share of our common stock at a subscription price of $6.25 per share. You may exercise any number of your subscription rights.

What will happen if I choose not to exercise my subscription rights?

If you choose not to exercise your subscription rights you will retain your current number of shares of common stock, or shares of common stock issuable upon the conversion of Series B Preferred Stock, of the Company. Stockholders who do not exercise in full their subscription rights granted in the rights offering will own a smaller percentage of the total shares outstanding if and to the extent other stockholders fully exercise their basic and oversubscription rights. Your subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., New York City time, on April 30, 2014, the expected expiration date of this rights offering.

Does the Company need to achieve a certain participation level in order to complete the rights offering?

No. We may choose to consummate, amend, extend or terminate the rights offering regardless of the number of subscription rights exercised by holders.

Can the Company terminate the rights offering?

Yes. Our Board of Directors may decide to terminate the rights offering at any time prior to the expiration of the rights offering, for any reason. In such event, all subscription payments received in connection with the rights offering will be returned promptly, without interest or deduction, to those persons who exercised their subscription rights. Please see “Risk Factors—Because we may terminate the offering at any time prior to the expiration date, your participation in the rights offering is not assured” and “The Rights Offering—Expiration of the Rights Offering and Amendments and Termination.”

Have we entered into any agreements to ensure the offering is fully subscribed?

The Company has not entered into a standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through basic subscription rights or oversubscription rights. However, Kien Huat, which owned approximately 61.4% of our outstanding shares of common stock as of the record date, has indicated to us that it intends to exercise its basic subscription rights in full in connection with the rights offering as described in this prospectus supplement. Other than Kien Huat’s indication of intent, there is no certainty that any shares will be purchased pursuant to the rights offering.

May I transfer my subscription rights if I do not want to purchase any shares?

No. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights. However, rights will be transferable to affiliates of the recipient and upon the death of the recipient to the estate of the recipient.

When will the rights offering expire?

The subscription rights will expire and have no value, if not exercised prior thereto, at 5:00 p.m., New York City time, on April 30, 2014, unless we decide to extend the rights offering expiration date until some later time. Please see “The Rights Offering – Expiration of the Rights Offering and Amendments, Extensions and Termination.” The subscription agent must actually receive all required documents and payments before the expiration date. There is no maximum duration for the rights offering.

How do I exercise my subscription rights? What forms and payments are required to purchase shares of common stock?

If you are a holder of record of our common stock or Series B Preferred Stock, you may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together in full with the subscription price for each share of common stock you subscribe for, to the subscription agent on or prior to 5:00 p.m., New York City time, on the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures” beginning on page 23. If you hold shares of our common stock through a broker, custodian bank or other nominee, please see “The Rights Offering—Beneficial Owners”.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your common stock in the name of a broker, dealer, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled, “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

What should I do if I want to participate in the rights offering, but I am a stockholder with a foreign address or a stockholder with an APO or FPO address?

The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

Will I be charged a sales commission or a fee if I exercise my subscription rights?

We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Are there any conditions to my right to exercise my subscription rights?

The completion of the rights offering is not subject to the satisfaction of any conditions. However, we reserve the right to amend, extend, cancel, terminate or otherwise modify the rights offering at any time before completion of the rights offering for any reason. Please see “The Rights Offering—Conditions to and Cancellation of the Rights Offering.” Moreover, we will not be required to issue to you our common stock pursuant to this rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this rights offering expires, you have not obtained this clearance or approval.

Will fractional common stock be issued in the rights offering?

No. We will not issue fractional shares of common stock in the rights offering, but will rather round down the aggregate number of shares for which you may subscribe to the nearest whole share. Holders will only be entitled to purchase a whole number of shares of common stock.

Has the Board of Directors made a recommendation regarding the rights offering?

Our Board of Directors is not making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering all of the information herein, including the “Risk Factors” sections set forth in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, and of your best interests.

Is exercising my subscription rights risky?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of common stock and should be considered as carefully as you would consider any other equity investment. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus supplement, beginning on page 14 and in the accompanying prospectus beginning on page 4.

How many shares of common stock will be outstanding after the rights offering?

The number of shares of common stock that will be outstanding after the rights offering will depend on the number of shares that are purchased in the rights offering. If we sell all of the shares being offered, then we will issue approximately 2,462,442 shares of common stock. In that case, we will have approximately 39,387,127 shares of common stock outstanding after the rights offering (which amount does not include 11,950 shares of our common stock issuable upon conversion of our Series B Preferred Stock). This would represent an increase of approximately 6.67% in the number of currently outstanding shares of common stock.

What will be the proceeds of the rights offering?

If we sell all the shares being offered, we will receive gross proceeds of approximately $15,390,000. We are offering shares in the rights offering with no minimum purchase requirement. As a result, there is no assurance we will be able to sell all of the shares being offered, and it is not likely that all of our stockholders will participate in the rights offering.

After I exercise my rights, can I change my mind and change or cancel my purchase?

No. Once you exercise and send in your subscription rights certificate and payment you cannot revoke, change or cancel the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable and even if the market price of our common stock falls below the $6.25 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $6.25 per share. Please see “The Rights Offering—No Revocation or Change.”

What are the material U.S. federal income tax consequences of exercising my subscription rights?

A holder will not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, please see “Material U.S. Federal Income Tax Consequences.” You should consult your tax advisor as to the particular consequences to you of the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. If the rights offering is not completed, for any reason, any money received from subscribing stockholders will be refunded promptly, without interest or deduction.

If I exercise my subscription rights, when will I receive shares of common stock I purchased in the rights offering?

We will issue certificates representing your shares of our common stock, or credit your account at your broker, custodian bank or other nominee with shares of our common stock, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Continental Stock Transfer & Trust Company, that you purchased pursuant to your basic subscription and oversubscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, rights certificate and payment to that record holder. If you are the record holder of your shares, then you should send your subscription documents, rights certificate and payment by hand delivery, first class mail or courier service to Continental Stock Transfer & Trust Company, the subscription agent. The address for delivery to the subscription agent is as follows:

For Delivery by Hand/Mail/Overnight Courier

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

(917) 262-2378

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

What if I have other questions?

If you have other questions about the rights offering, stockholders may call Morrow & Co., LLC, the Information Agent, by telephone at (855) 201-1081 and banks and brokerage firms may contact Morrow & Co., LLC at (203) 658-9400. Morrow & Co., LLC may also be contacted by email at empire.info@morrowco.com.

FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, PLEASE SEE “THE RIGHTS OFFERING”.

RISK FACTORS

Prospective investors should carefully consider the following risk factors, together with the other information contained in this prospectus supplement and the accompanying prospectus, in evaluating the Company and its business before purchasing our securities. In particular, prospective investors should note that this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and that actual results could differ materially from those contemplated by such statements. The factors listed below and in the accompanying prospectus represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

Risks Related to this Rights Offering

A significant number of our shares will be available for future sale which could depress the market price of our common stock.

As of March 31, 2014, an aggregate of 36,924,685 shares of our common stock were outstanding (which amount does not include 11,950 shares of our common stock issuable upon conversion of our Series B Preferred Stock). In addition, as of March 31, 2014, there were outstanding options to purchase an aggregate of 1,574,366 shares of our common stock, warrants to purchase an aggregate of 1,083,000 shares of our common stock, option matching rights to purchase an aggregate of 905,803 shares of our common stock and convertible debt convertible into 6,575,432 shares of common stock. Upon exercise of all rights offered hereunder, an additional 2,462,442 shares of common stock would be outstanding.

We will require additional capital resources to grow the business and to fund the Project and Casino Project. In addition, we will require additional capital resources in the event we are granted a destination gaming resort license, for which purpose we may seek to enter into strategic agreements, joint ventures or similar agreements or we may sell additional debt or equity in public or private transactions. Such transactions may include private offerings, underwritten or “best efforts” offerings to the public or additional rights offerings to current stockholders. Sales of large amounts of our common stock in the market could adversely affect the market price of the common stock. Moreover, the perceived risk of the potential dilution that would result from the exercise of our outstanding options, warrants or option matching rights or the conversion of convertible debt could cause stockholders to attempt to sell their shares and investors to “short” the stock. All of these events could have a significant adverse impact on the market price of our common stock and could impair our future ability to raise capital through offerings of our securities at a time and price that we deem appropriate.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

The subscription price in the rights offering is equal to $6.25. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price an indication of the value of the Company or our common stock.

You may not revoke your subscription exercise, even if the rights offering is extended, and your purchase of shares in the rights offering may be at a price higher than the market price.

Once you exercise your subscription rights, you may not revoke the exercise. If we decide to extend the duration of the rights offering, you still may not revoke the exercise of our subscription rights. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the market price of our common stock falls below the subscription price, then you will have committed to buy shares of common stock in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of common stock that you purchased in the rights offering at a price equal to or greater than the subscription price. Until certificates are delivered or your account at your broker, custodian bank or other nominee is credited upon expiration of the rights offering, you may not be able to sell the shares of our common stock that you purchase in the rights offering. We will issue certificates representing your shares of our common stock, or credit your account at your broker, custodian bank or other nominee with shares of our common stock, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Continental Stock Transfer & Trust Company, that you purchased pursuant to your basic subscription and oversubscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.

Because we do not have any formal commitments from any of our stockholders to participate in this rights offering, and have not entered into a standby purchase agreement with any person concerning this rights offering, the net proceeds we receive from this rights offering may be lower than currently anticipated.

Kien Huat, our largest stockholder, has indicated it intends to exercise in full its basic subscription rights granted in this rights offering. However, we do not have any binding commitments from any of our stockholders to participate in this rights offering and we cannot assure you that any of our other stockholders will exercise all or any part of their basic subscription rights or their oversubscription rights. In addition, we are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription rights or the oversubscription rights. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions.

If the rights offering is not fully subscribed, Kien Huat will increase its ownership percentage.

On March 31, 2014, the last practicable date before the filing of this prospectus supplement, Kien Huat owned approximately 61.4% of our outstanding shares of common stock (excluding any option matching rights and a convertible note owned by Kien Huat). As a stockholder as of the record date, Kien Huat will have the right to subscribe for and purchase shares of our common stock under the rights offering. Kien Huat has indicated it intends to exercise in full its basic subscription rights granted in this rights offering. Other than Kien Huat’s indication of intent, there is no certainty that any shares will be purchased pursuant to the rights offering. To the extent Kien Huat participates in the rights offering and other stockholders do not, Kien Huat will increase its percentage of ownership.

As of March 31, 2014, Kien Huat also owns option matching rights to purchase 905,803 shares at a weighted average exercise price of $10.09 per share. In addition, Kien Huat has the right to convert all or any portion of the principal sum evidenced by a convertible promissory note, which is currently approximately $17.4 million, such that the unconverted portion is $1,000 or a multiple of $1.00 in excess thereof into our common stock at a conversion price of $2.65 per share, subject to adjustment in accordance with the Loan Agreement. Depending upon the prices of the shares issuable in the rights offering, the exercise price of the option matching rights and the conversion rate of the note could be subject to downward adjustment, resulting in additional shares being issuable to Kien Huat.

Because we may terminate the offering at any time prior to the expiration date, your participation in the rights offering is not assured.

We do not intend, but have the right, to terminate the offering at any time prior to the expiration date. If we determine to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing stockholders promptly, without interest or deduction.

You will need to act promptly and to carefully follow the subscription instructions, or your exercise of subscription rights will be rejected.

Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the 5:00 p.m., New York City time, on April 30, 2014, the expected expiration date. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date. If you fail to complete and sign the required subscription forms, or you send an incorrect payment amount, or your payment does not clear, or you otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering prior to the expiration date, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this rights offering. In addition, if we cancel the rights offering or if you exercise your oversubscription right and are not allocated all of the shares of common stock for which you oversubscribe, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

You may not receive all of the shares you subscribe for pursuant to oversubscription rights.

If an insufficient number of shares are available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among stockholders who exercised their oversubscription rights based on the number of shares each stockholder subscribed for under their basic subscription rights.

You may not be able to resell any of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription period or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise your subscription rights, you may not be able to resell the underlying common stock until you or your broker, dealer, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a holder of the shares of common stock you purchased in this rights offering until we issue the shares to you. Although we will endeavor to issue the shares promptly after completion of this rights offering, there may be a delay between the expiration date and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

If you do not fully exercise your subscription right, your interest in us will be significantly diluted if and to the extent other stockholders fully exercise their basic and oversubscription rights. In addition, if you do not exercise your subscription rights in full and the subscription price is less than the fair value of our common stock, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

If you do not choose to fully exercise your subscription rights, your percentage ownership interest in us will decrease if and to the extent other stockholders fully exercise their basic and oversubscription rights. If you do not exercise your subscription rights at all, your percentage ownership in us could decrease significantly, if and to the extent other stockholders fully exercise their basic and oversubscription rights. In addition, if you do not exercise your subscription rights in full and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

The issuance of additional shares of our common stock could limit our ability to apply our net operating loss carryforwards to offset our taxable income (if any) in any future year.

The issuance of share of our common stock to Kien Huat in connection with its participation in the rights offering may, when considered with other changes in ownership, constitute a change in ownership as defined under Section 382 of the United States Internal Revenue Code of 1986, as amended. If a change in ownership is deemed to have occurred, our net operating loss carryforwards that could be applied to offset our taxable income (if any) in any future year would be limited. We cannot determine what effect, if any, these factors would have on the trading price of our common stock.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to holders of our common stock and Series B Preferred Stock on the record date, which is March 31, 2014, at no charge, one non-transferable subscription right for each 15 shares of common stock owned, or into which our Series B Preferred Stock was convertible, as of the record date. As of the date hereof, an aggregate of 36,924,685 shares of our common stock were outstanding and our Series B Preferred Stock was convertible into 11,950 shares of common stock.

Basic Subscription Rights

The subscription rights are evidenced by non-transferable rights certificates. Each subscription right entitles the holder to purchase one share of our common stock upon delivery of the required subscription documents and payment of the subscription price of $6.25 per share prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right or you may choose not to exercise your rights. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares pursuant to your over-subscription right. In order to properly exercise your basic subscription right, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder.

Only whole subscription rights are exercisable. Fractional subscription rights remaining after aggregating all of the rights distributed to you will be rounded down to the nearest whole number to ensure we offer no more than 2,462,442 shares of common stock in the rights offering. Any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable after the expiration of the subscription period. We will deliver certificates representing shares of our common stock or credit your account at your broker, custodian bank or other nominee with shares of our common stock, electronically in registered, book-entry form, purchased with the basic subscription right as soon as practicable.

Oversubscription Rights

If you exercise your basic subscription right in full, you may also exercise an oversubscription right to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription rights at the same subscription price of $6.25 per share. You are entitled to exercise your oversubscription right only if you exercise your basic subscription right in full.

In order to properly exercise your oversubscription right, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you under the oversubscription right (i.e., the same number of shares (and the same aggregate subscription price) paid for the full exercise of your basic subscription right).

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your oversubscription right in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the oversubscription right if the rights offering is subscribed in full, and we will only honor an oversubscription right to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription right.

If an insufficient number of shares is available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among stockholders who exercised their oversubscription rights based on the number of shares each stockholder subscribed for under their basic subscription rights. If the holders of subscription rights properly exercise their oversubscription right for an aggregate amount of shares that is less than or equal to the number of the unsubscribed shares, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription right. The subscription agent will return any excess payments without interest or deduction promptly after the expiration of the rights offering.

As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription right. We will issue certificates representing your shares of our common stock, or credit your account at your broker, custodian bank or other nominee with shares of our common stock, electronically in registered, book—entry form only on our records or on the records of our transfer agent, Continental Stock Transfer & Trust Company, that you purchased pursuant to your basic subscription and oversubscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under “—Guaranteed Delivery Procedures.” If you request and pay for more shares than are allocated to you, the subscription agent will return any excess payments by mail, without interest or deduction as soon as practicable after the expiration of the subscription period. In connection with the exercise of the oversubscription right, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the oversubscription right, by each beneficial owner on whose behalf the nominee holder is acting.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of shares of our common stock, the subscription agent will return any excess subscription payment received without interest or deduction, as soon as practicable after the expiration of the subscription period.

Expiration of the Rights Offering and Amendments, Extensions and Termination

You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on April 30, 2014, the expected expiration date for the rights offering, subject to extension. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or payment, after the expiration date, regardless of when you sent the rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below. We may choose to extend the rights offering at any time after the record date if we decide that changes in the market price of our common stock warrant an extension or if we decide that the degree of participation in this rights offering by holders of our common stock is less than the level we desire.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason. In the event the rights offering is terminated, the subscription agent will return all subscriptions funds.

If we elect to extend the expiration date of the rights offering, terminate the rights offering prior to the expiration date or amend or modify the terms of the rights offering, we will issue a press release announcing such extension, termination or amendment or modification no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date or on the next business day after the date on which the rights offering is terminated or amended or modified, as applicable.

Conditions to and Cancellation of the Rights Offering

The completion of the rights offering is not subject to the satisfaction of any conditions. However, we reserve the right to amend, extend, cancel, terminate or otherwise modify the rights offering at any time before completion of the rights offering for any reason. In the event that we terminate the rights offering prior to the expiration date, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be promptly returned, without interest or deduction. If we elect to extend the expiration date of the rights offering, terminate the rights offering prior to the expiration date or amend or modify the terms of the rights offering, we will issue a press release announcing such extension, termination or amendment or modification. Please see “—Expiration of the Rights Offering and Amendments, Extension and Termination.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash prior to 5:00 p.m., New York City time, on April 30, 2014, the expected expiration date of the rights offering. Rights holders may exercise their rights as follows:

Subscription by Record Holders

Rights holders who are record holders of our common stock or Series B Preferred Stock may exercise their subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash, of the subscription price for each share of the common stock for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “—Delivery of Subscription Materials and Payment,” on or prior to the expiration date.

Subscription by Beneficial Owners

Rights holders who are beneficial owners of shares of our common stock and whose shares are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold common stock certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.

Subscription by DTC Participants

Banks, trust companies, securities dealers and brokers that hold shares of our common stock as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription rights on the same basis as if the beneficial owners were record holders on the rights offering record date through the DTC. Such holders may exercise these rights through DTC’s PSOP Function on the “agents subscription over PTS” procedure and instruct DTC to charge their applicable DTC account for the subscription payment for the new shares or indicating to DTC that such holder intends to pay for such rights through the delivery to the

Company by the holder of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by the Company to such holder, or a combination thereof, and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date. Except as described under the subsection titled “—Guaranteed Delivery Procedures,” subscriptions accepted by the subscription agent via a Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

Payment Method

Payments must be made in full in U.S. currency by:

•	cashier’s or certified check drawn against a U.S. bank payable to “Continental Stock Transfer & Trust Company, as Subscription Agent” for Empire Resorts, Inc.;

•	U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent” for Empire Resorts, Inc.; or

•	wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at JP Morgan Chase, ABA, #021000021, Account # 475-508866 FBO Empire Resorts, Inc., with reference to the rights holder’s name.

Except if you follow the guaranteed delivery procedures described below, rights certificates received after 5:00 p.m., New York City time, on April 30, 2014, the expected expiration date of the rights offering, will not be honored, and we will return your payment to you promptly, without interest or deduction.

The subscription agent will be deemed to receive payment upon:

•	receipt by the subscription agent of any cashier’s check or certified check drawn upon a U.S. bank;

•	receipt by the subscription agent of any U.S. Postal money order; or

•	receipt by the subscription agent of any appropriately executed wire transfer.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “—Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your broker, custodian bank or other nominee, not us or the subscription agent.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.

Unless a rights certificate provides that the shares of common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the subscription agent. Please see “—Medallion Guarantee May be Required.”

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Subscription Agent

The subscription agent for this rights offering is Continental Stock Transfer & Trust Company. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

Information Agent

The information agent for this rights offering is Morrow & Co., LLC. We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address, telephone number and email address:

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, Connecticut 06902

Stockholders May Call Toll Free:

(855) 201-1081

Banks and Brokerage Firms May Call:

(203) 658-9400

E-mail: empire.info@morrowco.com

Delivery of Subscription Materials and Payment

If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, rights certificate, such other documents requested by your nominee and payment of the subscription price to your broker, custodian bank or other nominee. If you are the record holder of your shares, then you should deliver your subscription rights certificate and payment of the subscription price in cash, as provided in this prospectus supplement, or, if applicable, notice of guaranteed delivery, to the subscription agent by hand, first class mail or overnight courier at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

(917) 262-2378

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to the information agent, whose contact information is provided above.

Guaranteed Delivery Procedures

The subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery. On or prior to the expiration date, the subscription agent must receive payment in full in cash, as provided herein, for all shares of common stock subscribed for through the exercise of the basic subscription right and oversubscription right, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus supplement either by mail or overnight carrier, that specifies the name of the holder of the rights and the number of shares of common stock subscribed for. If applicable, it must state separately the number of shares of common stock subscribed for through the exercise of the oversubscription right and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed subscription rights certificate for all shares of common stock subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the certificates for shares of common stock until it receives the properly completed and duly executed rights certificate within that three-business-day time period.

In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder’s DTC account to the subscription agent’s DTC account, together with payment of the full subscription price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “—Delivery of Subscription Materials and Payment.”

Escrow Arrangements

The subscription agent will hold funds received in payment of the subscription price in a segregated account until the rights offering is completed or withdrawn and terminated.

Notice to Beneficial Holders

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others as of the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the information agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock or Series B Preferred Stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your broker, custodian bank or other nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive the “Beneficial Owners Election Form” from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Subscription Price

The subscription price was determined by our Board of Directors and does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price as an indication of the value of the Company or our common stock. You should not assume or expect that, after the rights offering, our common stock will trade at or above the subscription price. We also cannot assure you that the market price of our common stock will not decline during or after the rights offering. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Determination Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Non-Transferability of the Rights

The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your rights to any affiliate (i.e. entities which control the recipient or are controlled by or under common control with the recipient) of yours and your rights also may be transferred to the estate of the recipient upon the death of such recipient. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date.

Rights of Subscribers

You will have no rights as a holder with respect to shares you subscribe for in the rights offering until certificates representing the shares of common stock are issued to you or your account at your broker, dealer, custodian bank or other nominee is credited with such shares. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment in cash, as provided in this prospectus supplement, and any other required documents to the subscription agent.

Foreign Stockholders

The subscription agent will not mail this prospectus supplement or rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Board Recommendations

An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus. Our Board of Directors is making no recommendation regarding whether you should exercise your subscription rights.

Shares of Common Stock Outstanding After this Rights Offering

Based on the 36,924,685 shares of our common stock currently outstanding (which amount does not include 11,950 shares of our common stock issuable upon conversion of our Series B Preferred Stock), and the potential that we may issue as many as 2,462,442 shares pursuant to this rights offering, up to 39,387,127 shares of our common stock may be issued and outstanding following the rights offering, which represent an increase in the number of currently outstanding shares of our common stock of approximately 6.67%.

Fees and Expenses

Neither we nor the subscription agent will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Regulatory Limitation

We will not be required to issue to you our common stock pursuant to this rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this rights offering expires, you have not obtained this clearance or approval. The Company’s common stock is transferable only subject to the provisions of Section 303 of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as it holds directly or indirectly, a racing license issued by the New York State Gaming Commission (formerly the New York Racing and Wagering Board), and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by it. The owners of common stock issued by the Company may be required by regulatory authorities to possess certain qualifications and may be required to dispose of their common stock if the owner does not possess such qualifications.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the information agent at the address and telephone number set forth above under “—Information Agent.”

CAPITALIZATION

The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of December 31, 2013. The pro forma information gives effect to an assumed $15,390,265 equity raise from this rights offering after deducting expenses associated with the rights offering of approximately $200,000.

For purposes of this table, we have assumed that $15,390,265 is raised in this rights offering. However, it is impossible to predict how many rights will be exercised in this offering and therefore the gross proceeds that will actually be raised. We anticipate that our expenses associated with the rights offering will be approximately $200,000 regardless of the gross proceeds that are actually raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this prospectus supplement.

	December 31, 2013
	Actual	Pro Forma
	(Dollars in Thousands)
Cash and cash equivalents	$7,526	$22,716

Total Loan Term Debt	17,426	17,426
Stockholders’ equity:
Preferred stock, 5,000 shares authorized; $0.01 par value –
Series A, $1,000 per share liquidation value, none issued and outstanding	0	0
Series B, $29 per share liquidation value, 44 shares issued and outstanding	0	0
Series E, $10 per share redemption value, 1,731 shares issued and outstanding	0	0
Common stock, $0.01 par value, 150,000 shares authorized, 36,495 and 38,957 shares issued and outstanding on an actual and pro forma basis, respectively	365	390
Additional paid-in capital	159,027	174,193
Accumulated deficit	(169,167)	(169,167)

Total stockholders’ (deficit)/equity	(9,775)	5,416

Total capitalization	$7,651	$22,842

PLAN OF DISTRIBUTION

We are distributing the subscription rights and rights certificates to individuals who owned shares of our common stock or Series B Preferred Stock on March 31, 2014. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, Continental Stock Transfer & Trust Company, by hand, first class mail or overnight courier at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

(917) 262-2378

In the event that the rights offering is not fully subscribed, holders of rights who exercise their basic subscription rights in full will have the opportunity to subscribe for unsubscribed rights pursuant to the oversubscription right. Please see “The Rights Offering.”

We have not agreed to enter into any standby or other arrangement to purchase or sell any rights or any of our securities.

We have not entered into any agreements regarding stabilization activities with respect to our securities.

If you have any questions, you should contact the information agent, Morrow & Co., LLC. We have agreed to pay the subscription agent and information agent a fee plus certain expenses, which we estimate will total approximately $25,000. We estimate that our total expenses in connection with the rights offering will be approximately $200,000.

Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion sets forth the material United States federal income tax consequences of the rights offering to holders of our common stock only (and does note address any such consequences to holders of our preferred stock). This discussion assumes that the holders of our common stock hold such common stock as a capital asset for United States federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following discussion does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations, applies only to holders that are United States persons (as defined below) and does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or foreign currency, traders in securities who elect to mark their positions to market, non-United States persons (as defined below), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, partnerships, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

As used in this discussion, the term “United States person” means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. holders have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of common stock (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder of our common stock that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners.

This discussion is not intended to constitute a complete analysis with respect to any particular holder of all tax consequences relating to the receipt, exercise, disposition and expiration of the subscription rights and the ownership and disposition of our common stock with respect to that holder. The following discussion does not address the tax consequences of the rights offering or the related share issuance under estate, gift, foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

The distribution of subscription rights pursuant to the rights offering will be a non-taxable transaction for United States federal income tax purposes and the remaining portion of this discussion describes the United States federal income tax consequences of such treatment. However, there can be no assurance that the Internal Revenue Service will take a similar view or would agree with the tax consequences described below. We have not sought, and will not seek, a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the rights offering or the related share issuance.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME

TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

The United States federal income tax consequences to a holder of our common stock of the receipt and exercise of subscription rights under the rights offering will be as follows:

•	A holder will not recognize taxable income for United States federal income tax purposes in connection with the receipt of subscription rights in the rights offering.

•	A holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its United States federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then the holder’s tax basis in the common stock with respect to which the subscription rights are received will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder at the time the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate part of its adjusted tax basis in the common stock owned by such holder to the subscription rights in the manner described in the previous sentence. For purposes of example only, if the fair market value of the subscription rights being distributed to a particular holder is $1,000,000 and the fair market value of Empire Resorts’ common stock held by such holder at the time of the distribution is $17,000,000, then the fair market value of the subscription rights represents 5.88% of the fair market value of such common stock (namely, 1,000,000/17,000,000). In that case, the basis of the subscription rights received by the holder would be zero unless the holder elects to allocate part of the tax basis of the shares of common stock to the subscription rights.

•	A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering

•	A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, in the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with the rights offering. All amounts are estimates.

Legal and advisory fees and expenses	$100,000
Accounting fees and expenses	$40,000
Subscription Agent and Information Agent fees	$25,000
Printing and miscellaneous	$35,000
Total	$200,000

LEGAL MATTERS

The validity of the rights and shares of common stock offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Empire Resorts, Inc. at December 31, 2012 and 2013, and for the years then ended, incorporated by reference in this prospectus supplement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their respective reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of that document as filed. Each statement in this prospectus supplement and accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future and incorporated by reference herein will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus supplement and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

(845) 807-0001

Prospectus

$250,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $250,000,000:

•	common stock;

•	preferred stock;

•	purchase contracts;

•	warrants to purchase our securities;

•	subscription rights to purchase any of the foregoing securities;

•	depositary shares;

•	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured); and

•	units comprised of the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol “NYNY.” If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 4 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In this prospectus, unless the context indicates otherwise, the terms “Company,” “we,” “us,” and “our” refer to Empire Resorts, Inc., a Delaware corporation, and its subsidiaries.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

2

ABOUT EMPIRE RESORTS, INC.

Overview

We were organized as a Delaware corporation on March 19, 1993, and since that time have served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Through our wholly-owned subsidiary, Monticello Raceway Management, Inc. (“MRMI”), we currently own and operate Monticello Casino and Raceway, a 45,000 square foot video gaming machine (“VGM”) and harness horseracing facility located in Monticello, New York, 90 miles northwest of New York City. MRMI operates 1,110 VGMs which includes 20 electronic table game positions. VGMs are similar to slot machines, but they are connected to a central system and report financial information to the central system. We also generate racing revenues through pari-mutuel wagering on the running of live harness horse races, the import simulcasting of harness and thoroughbred horse races from racetracks across the country and internationally, and the export simulcasting of our races to offsite pari-mutuel wagering facilities.

Corporate Information

Our principal executive offices are located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, and our telephone number is (845) 807-0001. Our website address is www.empireresorts.com. Except for the documents referred to in the section “Incorporation of Certain Information by Reference,” which are specifically incorporated by reference in this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

4

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect the net proceeds from the sale of the securities will be used for the development of the Project and Casino Project, each as defined and described below, the pursuit of a full-scale casino gaming license in the State of New York and for the redemption of the Series E Preferred Stock of the Company in accordance with the agreement described below.

Development

Our wholly-owned subsidiary, MRMI, and EPT Concord II, LLC, or EPT, a wholly-owned subsidiary of Entertainment Properties Trust, entered into a master development agreement, or MDA, on December 14, 2012 to develop 1,500 acres owned by EPT and located at the site of the former Concord Resort in Sullivan County, New York, which we refer to as the EPT Property. The MDA contemplates the development, construction, operation, management and disposition of an integrated destination resort and community, which we refer to as the Project, to be developed by the parties on the EPT Property. More specifically, the parties envision MRMI developing a comprehensive resort destination that includes a VGM casino and a harness racetrack and may also include one or more hotels, food and beverage outlets, a spa facility, retail venues, space for conferences, meetings, entertainment and special events in a multi-purpose conference space supported by separate meeting rooms and parking facilities, which we refer to as the Casino Project. In addition to the Casino Project, the Project is expected to include a golf course and a resort including a variety of amenities. The development of the Project, including the Casino Project, is contingent upon various conditions, including obtaining necessary governmental approval and the Company’s ability to obtain necessary financing.

Full-Scale Casino Gaming License in New York State

In November 2013, New York State voters approved a constitutional amendment authorizing full-scale casino gaming in New York. In addition, Chapters 174 and 175 of the Laws of 2013, known as the Upstate New York Gaming Economic Development Act of 2013, or the Gaming Act, set forth, among other things, statutory requirements for casino gaming in New York State. The Act amends the New York Racing, Pari-Mutuel Wagering and Breeding Law by adding a new Article 13, which became effective January 1, 2014 and which authorizes casino gaming. Article 13 provides for the New York State Gaming Commission to award up to four gaming facility licenses within three regions of the State: the Hudson Valley Catskill area, the Capital Region and the Eastern Southern Tier. We are located within the Hudson Valley Catskill area. As of the date of this prospectus, the New York State Gaming Commission has not issued requests for applications for casino licenses or prescribed the form of such application or the criteria for awarding the casino licenses. We intend to apply for and actively pursue a license to operate such a full-scale casino in the Hudson Valley Catskill area of New York State. If we are granted a license to operate a full-scale casino, we anticipate the Casino Project will include such a full-scale casino in place of a VGM facility.

Redemption of Series E Preferred Stock

Effective as of June 30, 2013, which we refer to as the Closing Date, the Company and certain other parties, which we collectively refer to as the Company Parties, consummated the closing of a Settlement Agreement and Release, or the Settlement Agreement, with Stanley Stephen Tollman and Bryanston Group, Inc., collectively referred to as the Bryanston Parties. Pursuant to the Settlement Agreement, the parties agreed to the settlement of certain claims relating to shares of Series E Preferred Stock, par value $0.01 per share, of the Company, or the Series E Preferred Stock, held by the Bryanston Parties and that certain Recapitalization Agreement, dated December 10, 2002, by and between, among others, the Bryanston Parties and a predecessor to the Company, pursuant to which the Bryanston Parties acquired the Series E Preferred Stock. On the Closing Date, such Recapitalization Agreement terminated and ceased to have any further force and effect as between the Bryanston Parties and the Company.

5

In consideration for the mutual release of all claims, the Company agreed to redeem, purchase and acquire the Series E Preferred Stock from the Bryanston Parties in accordance with a specified timeline and payment schedule and based upon the closing by the Company of third party financing in an aggregate amount sufficient to enable the Company to complete the construction of its Casino Project. A portion of the proceeds of this offering will be used to redeem the outstanding Series E Preferred Stock.

The amounts and allocation and the timing of actual expenditures of the net proceeds of the sale of securities will depend upon numerous factors, including market conditions, cash generated by our operations, obtaining the necessary approvals for the Project and the Casino Project and the publication of the requirements for obtaining a full-scale casino gaming license by the New York State Gaming Commission. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds include the failure to obtain the necessary approval for the Project or Casino Project and the timing and contents of the application for obtaining a full-scale casino gaming license in the State of New York. If we fail to obtain the necessary approval for the Project and/or the Casino Project, we will use the proceeds of any sale of securities to pursue a full-scale casino license in New York and to redeem the outstanding Series E Preferred Stock.

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending such uses, we intend to invest the net proceeds of the sale of securities in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

6

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, preferred stock, purchase contracts warrants, subscription rights and depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•	any delayed delivery requirements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

7

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making

8

could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority, or “FINRA,” participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

9

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 95,000 shares have been designated Series A Junior Participating Preferred Stock, $.01 par value per share, 821,496 shares have been designated Series B Preferred Stock, $.01 par value per share, 137,889 shares have been designated Series C Preferred Stock, $.01 par value per share, 4,000 shares have been designated Series D Preferred Stock, $.01 par value per share, and 1,730,697 shares have been designated Series E Preferred Stock, $.01 par value per share.

New York State Gaming Commission. Our capital stock is transferable subject to the provisions of Section 303 of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as we hold directly or indirectly, a racing license issued by the New York State Gaming Commission (formerly the New York Racing and Wagering Board), and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by us. The owners of capital stock issued by the Company may be required by regulatory authorities to possess certain qualifications and may be required to dispose of their capital stock if the owner does not possess such qualifications.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $250,000,000 in the aggregate of:

•	common stock;

•	preferred stock;

•	purchase contracts;

•	warrants to purchase our securities;

•	subscription rights to purchase our securities;

•	depositary shares;

•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

10

Common Stock

As of February 7, 2014, there were 36,543,968 shares of common stock outstanding and 50 holders of record of our common stock.

Voting. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on the Nasdaq Global Market under the symbol “NYNY”.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders, of which an aggregate of 2,210,918 have been designated as a previously issued series of preferred stock. 44,258 shares of Series B Preferred Stock are currently outstanding and 1,577,880 shares of Series E Preferred Stock are currently outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

11

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities or depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property

12

subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

13

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

14

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all

15

action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

16

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

17

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

18

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at

19

a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

20

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any

21

action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

22

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Empire Resorts, Inc. as of December 31, 2012 incorporated by reference herein have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting. In addition, the consolidated financial statements of Empire Resorts, Inc. as of December 31, 2011 incorporated by reference herein have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, reports quarterly and special reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 21, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 14, 2013, for the quarter ended June 30, 2013 filed with the SEC on August 13, 2013 and for the quarter ended September 30, 2013 filed with the SEC on November 4, 2013;

23

•	Our Current Reports on Form 8-K filed with the SEC on April 12, 2013, April 30, 2013, June 10, 2013, July 2, 2013, August 1, 2013, August 15, 2013, August 27, 2013, September 6, 2013, September 20, 2013, October 8, 2013, November 6, 2013, November 13, 2013 and December 19, 2013;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 27, 2013; and

•	The description of our common stock contained in our Form 8-A filed on June 20, 2001 and as it may be further amended from time to time.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

(845) 807-0001

24